Exhibit 23.3

Date: April 25, 2014

**Via Email**

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, MA 01532

CONSENT OF FREEDONIA CUSTOM RESEARCH, INC.

Freedonia Custom Research, Inc. (“Freedonia”) hereby consents to the references to Freedonia’s name in Aspen Aerogels, Inc.’s (the “Company”) Registration Statement on Form S-1 (as may be amended or supplemented) to be filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and the quotation by the Company in the Registration Statement of research data, information, charts and graphs from Freedonia’s report prepared on behalf of the Company. Freedonia also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

FREEDONIA CUSTOM RESEARCH, INC.

By:	/s/ Andrew Fauver
Name:	Andrew Fauver
Title:	President

Freedonia Custom Research, Inc. • 767 Beta Drive • Cleveland, Ohio 44143

Toll Free: (US) 800.927.5900 • International: 440.684.9600 • Fax: 440.646.0484

Web: www.freedoniagroup.com • E-mail: info@freedoniagroup.com